PROSPECTUS                 Pricing Supplement No. 1009
   Dated November 18, 1994    Dated March 27, 1996
   PROSPECTUS SUPPLEMENT      Rule 424(b)(2)--Registration Statement
   Dated November 18, 1994    No. 33-40127


                             THE B.F.GOODRICH COMPANY
                           MEDIUM-TERM NOTES, SERIES A

                                (Fixed Rate Notes)

   Principal Amount:  $20,000,000

   Maturity Date:  April 1, 2026

   Interest Rate Per Annum:  7.50%

   Purchase Price by Goldman, Sachs & Co.:  99.639%

   Settlement Date (Original Issue Date):  April 1, 1996

   Interest Payment Date(s):

          (x) April 15 and October 15 of each year (first payment date October 15, 1996)

          ( ) Other:________________________________

   Form of Notes:     (x) DTC registered    ( ) non-DTC registered

   Repayment, Redemption and Acceleration       Not Applicable

      Optional Repayment Date(s):________________________________

      Initial Redemption Date:___________________________________

      Initial Redemption Percentage:____________________________%

      Annual Redemption Percentage Reduction:___________________%

      Modified Payment Upon Acceleration:________________________

   Original Issue Discount        Not Applicable

      Amount of OID:______________________________

      Yield to Maturity:__________________________

      Interest Accrual Date:______________________

      Initial Accrual Period OID:_________________

   Additional Terms:  None
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      Plan of Distribution

          The Agent proposes to offer the Notes from time to time for sale in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. For further information with respect to the plan of distribution, see "Plan of Distribution" in the Prospectus Supplement.


   Capitalized terms used in this Pricing Supplement which are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.